                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

   A NATIONAL BANKING ASSOCIATION                       36-0899825
                                                        (I.R.S. EMPLOYER
                                                 IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                 60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                              SILGAN HOLDINGS INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



     DELAWARE                    3441; 3085                     06-1269834
(STATE OR OTHER              (PRIMARY STANDARD               I.R.S.EMPLOYER
JURISDICTION OF          INDUSTRIAL CLASSIFICATION       IDENTIFICATION NUMBER)
INCORPORATION OR              CODE NUMBERS)
ORGANIZATION)



     4 LANDMARK SQUARE
     STAMFORD, CONNECTICUT                                      06901
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)



                  9% SENIOR SUBORDINATED DEBENTURES DUE 2009
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         --------------------
         INFORMATION AS TO THE TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         ------------------------------
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
         -----------------
         PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8. Not Applicable.

         9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 24th day of June, 1997.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      BY   /S/ RICHARD D. MANELLA
                               RICHARD D. MANELLA
                               VICE PRESIDENT



* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                             EXHIBIT 6 to Form T-1



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                June 24, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Silgan Holdings Inc. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         VERY TRULY YOURS,

                         THE FIRST NATIONAL BANK OF CHICAGO

                         BY:  /S/ RICHARD D. MANELLA

                              RICHARD D. MANELLA
                              VICE PRESIDENT

                             EXHIBIT 7 to Form T-1

Legal Title of Bank:    The First National Bank of Chicago  Call Date: 03/31/97  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303                                       Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                           C400
                                                                        DOLLAR AMOUNTS IN                  ----
                                                                            THOUSANDS           RCFD    BIL MIL THOU
                                                                        -----------------       ----    ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and
      currency and coin(1)                                                                      0081       3,871,170   1.a.
     b. Interest-bearing balances(2)                                                            0071       6,498,314   1.b.
2.   Securities
     a. Held-to-maturity securities(from
      Schedule RC-B, column A)                                                                  1754               0   2.a.
     b. Available-for-sale securities (from
      Schedule RC-B, column D)..................                                                1773       3,901,208   2.b.
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                                     1350       4,612,975   3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C)                                                              RCFD 2122 23,345,201                           4.a.
     b. LESS: Allowance for loan and lease losses                       RCFD 3123    420,963                           4.b.
     c. LESS: Allocated transfer risk reserve                           RCFD 3128          0                           4.c.
     d. Loans and leases, net of unearned
      income, allowance, and reserve (item 4.a minus 4.b and 4.c)                               2125      22,924,238   4.d.
5.   Trading assets (from Schedule RD-D)                                                        3545       8,792,158   5.
6.   Premises and fixed assets (including capitalized leases)                                   2145         706,928   6.
7.   Other real estate owned (from Schedule RC-M)                                               2150           6,563   7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)                                                             2130          61,551   8.
9.   Customers' liability to this bank on acceptances outstanding                               2155         488,866   9.
10.  Intangible assets (from Schedule RC-M)                                                     2143         291,569  10.
11.  Other assets (from Schedule RC-F)                                                          2160       1,775,283  11.
12.  Total assets (sum of items 1 through 11)                                                   2170      53,930,823  12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:    The First National Bank of Chicago     Call Date:  03/31/97           ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303                                                      Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ----------

SCHEDULE RC-CONTINUED

                                                                DOLLAR AMOUNTS IN
                                                                  THOUSANDS                            BIL MIL THOU
                                                                -----------------                      ------------
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)                                                     RCON 2200       21,550,056      13.a.
        (1) Noninterest-bearing(1)                              RCON 6631  8,895,137                                    13.a.1
        (2) Interest-bearing                                    RCON 6636 12,654,919                                    13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)                                              RCFN 2200       12,364,650      13.b.
        (1) Noninterest bearing                                 RCFN 6631    287,496                                    13.b.1
        (2) Interest-bearing                                    RCFN 6636 12,077,154                                    13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                     RCFD 2800        3.817,421      14
15.  a. Demand notes issued to the U.S. Treasury                                        RCON 2840       63,621          15.a.
     b. Trading Liabilities (from Schedule RC-D)......                                  RCFD 3548        5,872,831      15b.
16.  Other borrowed money:
     a. With original maturity of one year or less                                      RCFD 2332        2,607,549      16.a.
     b. With original maturity of more than one year                                    RCFD 2333          322,414      16b.
17.  Not applicable
18.  Bank's liability on acceptance  executed and outstanding                           RCFD 2920          488,866      18.
19.  Subordinated notes and debentures                                                  RCFD 3200        1,550,000      19.
20.  Other liabilities (from Schedule RC-G)                                             RCFD 2930        1,196,229      20.
21.  Total liabilities (sum of items 13 through 20)                                     RCFD 2948      49 ,833,637      21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                      RCFD 3838                0      23.
24.  Common stock                                                                       RCFD 3230          200,858      24.
25.  Surplus (exclude all surplus related to preferred stock)                           RCFD 3839        2,944,244      25.
26.  a. Undivided profits and capital reserves                                          RCFD 3632          954,885      26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                                       RCFD 8434           (1,089)     26.b.
27.  Cumulative foreign currency translation adjustments                                RCFD 3284           (1,712)     27.
28.  Total equity capital (sum of items 23 through 27)                                  RCFD 3210        4,097,186      28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)                                              RCFD 3300       53,930,823      29.


Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
     auditing work performed for the bank by independent external                                     Number
     auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 6724  [2          ]           M.1.
1 =  Independent audit of the bank                                    4 =  Directors' examination of the
     conducted in accordance                                                bank performed by other
     with generally accepted auditing                                       external auditors (may be
     standards by a certified                                               required by state chartering
     public accounting firm                                                 authority)
     which submits a report on the bank                               5 =   Review of the bank's financial
2 =  Independent audit of the bank's                                        statements by external auditors
     parent holding company                                           6 =   Compilation of the bank's
     conducted in accordance with                                           financial statements by external auditors
     generally accepted auditing                                      7 =   Other audit procedures (excluding tax preparation
     standards by a certified                                               work)
     public accounting firm which                                     8 =   No external audit work
     submits a report on the consolidated holding company
     (but not on the bank separately)
3 =  Directors' examination of the
     bank conducted in accordance with generally accepted
     auditing standards by a certified public accounting
     firm (may be required by state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.